Exhibit 99.4
American Claims Evaluation, Inc.
Introduction to Pro Forma Condensed Consolidated Financial Statements
Effective September 12, 2008, American Claims Evaluation, Inc. (“American Claims”) completed the acquisition of Interactive Therapy Group Consultants, Inc. (“ITG”) for a purchase price of $570,000. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 gives effect to the acquisition of ITG as if it occurred on June 30, 2008.
The following unaudited pro forma condensed consolidated statements of operations for the three months ended June 30, 2008 and for the fiscal year ended March 31, 2008 combine the results of operations for American Claims with the results of operations for ITG, as if the acquisition of ITG had occurred on April 1, 2008 and April 1, 2007, respectively. ITG’s most recent fiscal year end was December 31, 2007, but has been brought to American Claims’ fiscal year end of March 31, 2008. This has been accomplished by adding ITG’s subsequent interim period ended March 31, 2008 to the most recent year end information and deducting the comparable preceding year interim period results.
These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of American Claims included in its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008 and the Quarterly Report on Form 10-Q for the three month period ended June 30, 2008, which are incorporated by reference in this Form 8-K/A; and the accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.
The unaudited pro forma condensed consolidated financial statements reflect adjustments for pro forma events that are (1) directly attributable to the ITG acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. The unaudited pro forma financial statements were prepared using the purchase method of accounting with American Claims treated as the acquiring company. American Claims purchased all of the outstanding shares of ITG. Accordingly, the consideration paid by American Claims to complete the acquisition has been allocated preliminarily to the assets and liabilities acquired based on their estimated fair values as of the acquisition date. Any amount paid in excess has been treated as acquisition of goodwill.
Provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, establish criteria for determining when intangible assets should be recognized separately from goodwill. SFAS No. 142, “Goodwill and Other Intangible Assets”, also provides, among other guidelines, that goodwill and intangible assets with indefinite lives will not be amortized, but rather tested for impairment on at least an annual basis. American Claims is in the process of identifying intangible assets arising on account of this acquisition and will re-allocate the goodwill once this determination is complete.
The unaudited pro forma condensed consolidated statements of operations are presented for illustrative purposes only and are not indicative of what the expected results of operations of American Claims would have been had the acquisition been completed on the dates indicated above. Further, the unaudited pro forma condensed consolidated financial statements do not reflect one-time costs to fully merge and operate the combined organizations more efficiently or anticipated synergies expected to result from the combination. You should not rely on the unaudited pro forma condensed consolidated statements of operations as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that American Claims will experience.

AMERICAN CLAIMS EVALUATION, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Consolidated Balance Sheet
June 30, 2008

	Historical
	(as reported)
	American		Pro Forma
	Claims	ITG	Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$6,141,468	$12,771	$(570,000)	(a)	$5,584,239
Accounts receivable	—	980,153	—		980,153
Current assets of discontinued operations	87,467	—	—		87,467
Prepaid expenses	24,997	60,441	127,124	(d)	212,562

Total current assets	6,253,932	1,053,365	(442,876)		6,864,421

Property and equipment, net	86,027	209,054	—		295,081
Goodwill	—	—	750,000	(a,b)	750,000
Non-current assets of discontinued operations	11,450	—	—		11,450
Other assets	—	18,565	—		18,565

Total assets	$6,351,409	$1,280,984	$307,124		$7,939,517

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$40,937	$106,876	$—		$147,813
Accrued expenses	116,812	502,427	—		619,239
Beacon Federal line of credit	—	492,504	—		492,504
Note payable — Beacon Federal	—	116,277	—		116,277
Note payable — Bankers Healthcare Group	—	4,935	(4,935)	(c)	—
Capital leases obligations — current	—	21,488	—		21,488
Current liabilities of discontinued operations	23,391	—	—		23,391

Total current liabilities	181,140	1,244,507	(4,935)		1,420,712

Long-term liabilities:
Note payable — Beacon Federal, net of current portion	—	308,204	—		308,204
Note payable — Bankers Healthcare Group, net of current portion	—	48,078	(48,078)	(c)	—
Capital lease obligations, net of current portion	—	40,332	—		40,332

Total long-term liabilities	—	396,614	(48,078)		348,536

Commitments

Stockholders’ equity:
Common stock	50,500	—	—		50,500
Additional paid-in capital	4,946,699	55,772	(55,772)		4,946,699
Retained earnings (Accumulated deficit)	1,634,911	(415,909)	415,909	(d)	1,634,911

	6,632,110	(360,137)	360,137		6,632,110
Treasury stock, at cost	(461,841)	—	—		(461,841)

Total stockholders’ equity	6,170,269	(360,137)	360,137		6,170,269

Total liabilities and stockholders’ equity	$6,351,409	$1,280,984	$307,124		$7,939,517

AMERICAN CLAIMS EVALUATION, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the three months ended June 30, 2008

	Historical
	(as reported)
	American		Pro Forma
	Claims	ITG	Adjustments	Notes	Pro Forma
Revenues	$—	$1,725,220	$—		$1,725,220
Cost of services	—	1,153,664	—		1,153,664

Gross margin	—	571,556	—		571,556

Selling, general and administrative expenses	207,111	443,850	27,000	(e)	677,961

Operating earnings (loss) from continuing operations	(207,111)	127,706	(27,000)		(106,405)

Interest expense	—	(24,541)	1,100	(g)	(23,441)
Interest income	41,799	—	(3,900)	(f)	37,899

Earnings (loss) from continuing operations	(165,312)	103,165	(29,800)		(91,947)

Discontinued operations:
Loss from discontinued operations	(5,828)	—	—		(5,828)

Net earnings (loss)	$(171,140)	$103,165	$(29,800)		$(97,775)

Net loss per share — basic and diluted	$(0.04)				$(0.02)

Weighted average shares — basic and diluted	4,761,800				4,761,800

AMERICAN CLAIMS EVALUATION, INC. AND SUBSIDIARY
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the year ended March 31, 2008

	Historical
	(as reported)
	American		Pro Forma
	Claims	ITG	Adjustments	Notes	Pro Forma
Revenues	$—	$5,902,406	$—		$5,902,406
Cost of services	—	4,069,414	—		4,069,414

Gross margin	—	1,832,992	—		1,832,992

Selling, general and administrative expenses	990,113	1,990,779	108,000	(e)	3,088,892

Operating loss from continuing operations	(990,113)	(157,787)	(108,000)		(1,255,900)

Interest expense	—	(96,374)	1,800	(c,g)	(94,574)
Interest income	331,027	—	(30,200)	(f)	300,827

Loss from continuing operations	(659,086)	(254,161)	(136,400)		(1,049,647)

Discontinued operations:
Loss from discontinued operations	(12,723)	—	—		(12,723)

Net loss	$(671,809)	$(254,161)	$(136,400)		$(1,062,370)

Net loss per share — basic and diluted	$(0.14)				$(0.22)

Weighted average shares — basic and diluted	4,761,800				4,761,800

American Claims Evaluation, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
a.	The business combination was accounted for using the purchase method of accounting and, accordingly, the purchase price was preliminarily allocated to assets acquired and liabilities assumed based on fair values at the date of acquisition as follows:

Cash	$1,625
Accounts receivable	1,144,011
Prepaid expenses	41,432

Total current assets	1,187,068

Property and equipment	198,612
Other assets	18,565

Total assets acquired	$1,404,245

Accounts payable	157,339
Accrued expenses	305,000
Bank debt	1,105,356
Capital lease obligations	56,849

Total liabilities assumed	$1,624,544

Net assets acquired	$(220,299)

The purchase price has been calculated as follows:
Total purchase price	$570,000
Anticipated recovery from former owner per terms of the Stock Purchase Agreement	(40,299)

$529,701

Excess of the purchase price over the net assets acquired (Goodwill)	$750,000

b.	The Company allocated the excess of the purchase price over the net assets acquired to goodwill. The Company is in the process of identifying intangible assets arising as a result of this transaction. The identified intangible assets, if any, will be assigned values and amortized over their respective useful lives for assets with finite lives. Intangible assets with finite lives will be tested for impairment annually. The goodwill of $750,000 will be adjusted accordingly for intangible assets recognized during this process. The pro forma information does not include the effect of amortization expense, if any, arising on account of identifying intangible assets.

c.	To eliminate liabilities excluded from transaction.

d.	To eliminate shareholders’ deficiency as of June 30, 2008 and to record potential recovery from former ITG shareholders per terms of the stock purchase agreement whereby the purchase price is subject to positive or negative adjustment based on the final determination of the tangible net worth of ITG as of the close of business on the closing date.

e.	To reflect additional compensation expense that will be incurred as a result of a signed employment agreement entered into with the former majority shareholder of ITG.

f.	Estimated interest income adjustment to reflect the use of cash towards payment of the purchase price as a result of the acquisition.

g.	Estimated interest expense adjustment to reflect reduction in interest expense on liabilities excluded from transaction.

h.	The Company estimates that there would be no tax effect for the pro forma adjustments due to the existence of net operating losses available to the Company.